Exhibit 23
Consent of Independent Registered Public Accounting Firm
Ford Motor Company
One American Road
Dearborn, Michigan

Re:	Ford Motor Company Registration Statement
Nos. 333-138819, 333-153815, and 333-156630
We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated June 24, 2009 appearing in the annual report on Form 11-K of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees as of December 31, 2008 and 2007 and for the year ended December 31, 2008.
/s/ Plante & Moran, PLLC
Southfield, Michigan
June 26, 2009